UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2014 tw telecom inc.
(Exact name of Registrant as Specified in Charter)

Delaware	1-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 566-1000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 27, 2014, tw telecom inc. (the "Company") announced the promotion of John T. Blount to President and Chief Operating Officer of the Company, effective immediately. Mr. Blount, age 55, has served as the Company's Chief Operating Officer since June 2005. Prior to Mr. Blount's promotion, Larissa L. Herda served as the Company's President. Ms. Herda will continue to serve as the Company's Chairman and Chief Executive Officer.
The Company issued a press release announcing Mr. Blount's promotion on January 27, 2014. The press release is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events
On January 30, 2014, tw telecom holdings inc. ("Holdings"), a wholly-owned subsidiary of the Company, notified holders of its 8% Senior Notes due 2018 (the "2018 Notes") that all outstanding 2018 Notes will be redeemed on March 1, 2014 at a redemption price of 104% of the principal amount, pursuant to the redemption right in the indenture governing the 2018 Notes. The redemption price will be paid on March 3, 2014, which is the next business day immediately following the redemption date. The aggregate principal amount of 2018 Notes being redeemed is $23,479,000. Holdings completed a tender offer and consent solicitation for the 2018 Notes in September 2013 and all other outstanding 2018 Notes were tendered pursuant to that offer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
99.1	Press Release issued January 27, 2014 by tw telecom inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ Tina A. Davis
Name:	Tina A. Davis
Title:	Senior Vice President and General Counsel
January 30, 2014

EXHIBIT INDEX

Exhibit No.    Description of the Exhibit

99.1        Press Release issued January 27, 2014 by tw telecom inc.